UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2014

THE RADIANT CREATIONS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-136663	45-2753483
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Harbour Financial Center
2401 PGA Boulevard
Suite 280-B
Palm Beach Gardens, Florida		33410
(Address of principal executive offices)		(Zip Code)

(561) 420-0380
Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

On January 14, 2014, the Company entered into an Addendum to its Common Stock Repurchase Agreement with The Renewable Corporation, a shareholder who acquired their shares through an Asset Purchase Agreement dated July 8, 2013, whereby The Renewable Corporation granted the Company an option to repurchase its remaining 4,295,788 shares for $0.1365 per share, for an aggregate repurchase price of $586,375.  The Company may repurchase the shares in any increment and shall have 180 days to repurchase said shares.   All shares repurchased, will be canceled by the Company.
.
SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit Index

Exhibit No.:	Description:
10.1	Addendum to Common Stock Repurchase Agreement dated July 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 14, 2014	NOVA MINING CORPORATION

	By:	/s/ Gary R. Smith
Gary R. Smith
Chairman and hief Executive Officer